Exhibit 99.1

IonQ Announces Third Quarter 2024 Financial Results

•
Exceeds High End of Guidance Range with Third Quarter Revenue of $12.4 Million, Representing 102% Year-Over-Year Growth
•
Raises Full Year Revenue Guidance to Between $38.5 Million and $42.5 Million
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Secures $63.5 Million in Third Quarter Bookings, Including Largest 2024 U.S. Quantum Contract Award of $54.5 Million with United States Air Force Research Lab
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Signs Definitive Agreement to Acquire Qubitekk, Furthering Leadership in Quantum Networking
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Enters New Era of Quantum Networking Commercialization, with Significant Government Backing
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Announces Plan to Partner with AstraZeneca to Accelerate Drug Discovery and Development
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Announces Partnership with Ansys to Bring the Power of Quantum to the $10 Billion Computer-Aided Engineering Industry
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Signs $9 Million Partnership with University of Maryland to Drive Quantum Innovation

COLLEGE PARK, Md.--(BUSINESS WIRE)-- IonQ (NYSE: IONQ), a leader in the quantum computing industry, today announced financial results for the quarter ended September 30, 2024.

“We had yet another banner quarter at IonQ, booking $63.5 million and exceeding the high end of our revenue range. We won a $54.5 million deal with the United States Air Force Research Lab (AFRL) to develop and deliver hardware that enables the scaling and networking of quantum systems,” said Peter Chapman, President and CEO of IonQ. “We have entered a new era of commercialization for quantum networking, as demonstrated by the AFRL deal, today's announcement of the Qubitekk acquisition, and last quarter’s networking win with ARLIS. These announcements advance our position as a market leader in quantum networking, in addition to our pole position in quantum computing.”

“For the first time in IonQ’s history, we are announcing a plan to partner on the development of quantum applications for a production use case with AstraZeneca,” said Chapman. “We believe this monumental collaboration will be the first step to validate the years of pioneering research we have conducted in quantum chemistry.”

Financial Highlights

•
IonQ recognized revenue of $12.4 million for the third quarter, which is above the high end of the previously provided range and represents 102% growth compared to $6.1 million in the prior year period.
•
IonQ achieved $63.5 million in new bookings for the third quarter.
•
Cash, cash equivalents, and investments were $382.8 million as of September 30, 2024.
•
Net loss was $52.5 million and Adjusted EBITDA loss was $23.7 million for the third quarter.* Exclusions from Adjusted EBITDA include a non-cash loss of $3.9 million related to the change in the fair value of IonQ’s warrant liabilities.

*Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net loss, its closest comparable GAAP measure, at the end of this release.

Q3 and Recent Commercial Highlights

•
IonQ announced a $54.5 million contract with the United States Air Force Research Lab (AFRL) to design, develop, and deliver technology and hardware that enables the scaling, networking, and deployability of quantum systems. The project will help advance quantum networking compatibility with existing telecommunications infrastructure, interoperability with different quantum systems and devices, and deployability of systems suitable for various environments. The contract is IonQ’s third with AFRL and will be delivered over four years.
•
IonQ announced a $9 million agreement with the University of Maryland (UMD) to expand their partnership to provide state-of-the-art quantum computing access at the National Quantum Lab at Maryland (QLab). QLab provides

UMD-affiliated students, faculty, researchers, staff, and partners with an unprecedented opportunity to work closely with IonQ’s scientists and engineers as they gain experience with industry-leading trapped ion quantum computers.
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IonQ signed a definitive agreement to acquire substantially all of the assets and team of Qubitekk, Inc., a Vista, CA-based quantum networking company. As part of the transaction, which IonQ anticipates closing within the next six months, IonQ will fortify its leading position in the quantum networking industry by bringing on Qubitekk's team, customer base, and technology portfolio of 118 U.S. and international granted patents in the areas of quantum networking hardware and quantum network security and protection.
•
IonQ announced the creation of a new quantum application development center in collaboration with AstraZeneca. IonQ will be leveraging the power of its quantum experts and AstraZeneca’s world-class scientists to develop applications in their innovation BioVentureHub in Gothenburg, Sweden.
•
IonQ announced a partnership with Ansys to accelerate simulation, expand high-fidelity design exploration, and reduce product development timelines, enabling faster market entry for more innovative products. The partnership is aimed at making simulation accessible to both quantum experts and non-experts by allowing seamless integration between Ansys software and IonQ computers.

Technical Highlights

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IonQ demonstrated remote ion-ion entanglement, the second of four significant milestones required to develop at-scale photonic interconnects. The IonQ team achieved remote entanglement by developing a system to collect photons from two trap wells and route them to a single detection hub. This critical “point-to-point” step established a quantum communication link, an essential element in scaling quantum systems.
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IonQ announced a partnership with NKT Photonics to develop next-generation laser systems to power future quantum computers. The partnership includes NKT Photonics developing and delivering three prototype optical subsystems to IonQ in 2025, designed to support the commercialization of IonQ’s data center-ready quantum computers – such as IonQ Tempo and future barium-based systems.
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IonQ announced a partnership with imec – a world-renowned R&D center in nanoelectronics and digital technologies – to develop photonic integrated circuits and chip-scale ion trap technology. With these ground-breaking technologies, IonQ aims to reduce overall hardware system size and cost, increase qubit count, and improve system performance and scale.

2024 Financial Outlook

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For the full year 2024, IonQ is raising its revenue expectations to between $38.5 million and $42.5 million, with between $7.1 million and $11.1 million for the fourth quarter.
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For the full year 2024, IonQ is reiterating its previously stated bookings range of between $75 million and $95 million.

Third Quarter 2024 Conference Call

IonQ will host a conference call today at 4:30 p.m. Eastern time to review the Company’s financial results for the third quarter ended September 30, 2024 and to provide a business update. The call will be accessible by telephone at 877-407-4078 (domestic) or +1-201-689-8471 (international). The call will also be available live via webcast on the Company’s website here, or directly here. A telephone replay of the conference call will be available approximately three hours after its conclusion at 844-512-2921 (domestic) or 412-317-6671 (international) with access code 13748910 and will be available until 11:59 p.m. Eastern time, November 20, 2024. An archive of the webcast will also be available here shortly after the call and will remain available for one year.

Non-GAAP Financial Measures

To supplement IonQ’s condensed consolidated financial statements presented in accordance with GAAP, IonQ uses non-GAAP measures of certain components of financial performance. Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. Management believes that this measure provides investors an additional meaningful method to evaluate certain aspects of the Company’s results period over period. Adjusted EBITDA is defined as net loss before interest income, interest expense, income tax expense, depreciation and amortization expense, stock-based compensation, change in fair value of assumed warrant liabilities, and other non-recurring non-operating income and expenses. IonQ uses Adjusted EBITDA to measure the operating performance of its business, excluding specifically identified items that it does not believe directly reflect its core operations and may not be indicative of recurring operations. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and IonQ’s non-GAAP measures may be different from non-GAAP measures used by other companies. IonQ shows a reconciliation of GAAP to non-GAAP financial measures at the end of this release.

About IonQ

IonQ, Inc. is a leader in quantum computing that delivers high-performance systems capable of solving the world’s largest and most complex commercial and research use cases. IonQ’s current generation quantum computer, IonQ Forte, is the latest in a line of cutting-edge systems, boasting 36 algorithmic qubits. The Company’s innovative technology and rapid growth were recognized in Fast Company’s 2023 Next Big Things in Tech List and Deloitte’s 2023 Technology Fast 500™ List, respectively. Available through all major cloud providers, IonQ is making quantum computing more accessible and impactful than ever before. Learn more at IonQ.com.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “offers,” and other similar expressions are intended to identify forward-looking statements. These statements include those related to IonQ’s position in the quantum networking sector; its planned partnership with AstraZeneca to develop production applications; the expected progress of IonQ’s application development collaborations; the closing of its transaction to acquire substantially all of the assets of Qubitekk, Inc., including its patents; the expected hiring of Qubitekk employees; the delivery of hardware and technology by IonQ under its contract with AFRL; advancement of quantum networking technology; the expected delivery to IonQ of components for its next generation systems; IonQ’s development of applications in AstraZeneca’s BioVentureHub; the Company’s technology driving commercial applications in the future; the Company’s future financial and operating performance, including our preliminary outlook and guidance; the appearance of new applications of IonQ’s products and services; the ability for third parties to implement IonQ’s offerings to solve their problems and increase their quantum computing capabilities; expansion of IonQ’s sales pipeline; IonQ’s quantum computing capabilities and plans; future deliveries of and access to IonQ’s quantum computers and services; future purchases of IonQ’s offerings by customers using congressionally-appropriated funds from the U.S. government; IonQ’s performance of existing contracts in the future, including anticipated timing of completion of research, development and manufacturing by IonQ; IonQ receiving additional revenues under planned subsequent phases of customer contracts; and the scalability and reliability of IonQ’s quantum computing offerings. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive industries in which IonQ operates, including development of competing technologies; our ability to sell effectively to government entities and large enterprises; changes in laws and regulations affecting IonQ’s and its suppliers’ businesses; IonQ’s ability to implement its business plans, forecasts, and other expectations, to identify and realize partnerships and opportunities, and to engage new and existing customers; its inability to effectively enter new markets; IonQ’s ability to deliver services and products within currently anticipated timelines; its inability to attract and retain key personnel; the conditions for closing the asset purchase transaction with Qubitekk not being met, including the entry into certain contracts and amendments to contracts; IonQ’s customers deciding or declining to extend contracts into new phases; the inability of its suppliers to deliver components that meet expectations timely; changes in U.S. government spending or policy that may affect IonQ’s customers; changes to U.S. government goals and metrics of success with regard to implementation of quantum computing and quantum networking; and risks associated with U.S. government sales, including availability of funding and provisions that allow the government to unilaterally terminate or modify contracts for convenience. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the Company’s filings, including but not limited to those described in the “Risk Factors'' section of IonQ’s most recent Quarterly Report on Form 10-Q and other documents filed by IonQ from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. IonQ does not give any assurance that it will achieve its expectations.

IonQ, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$12,400	$6,136	$31,363	$15,936
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	6,515	2,008	15,552	4,945
Research and development	33,178	24,599	96,750	60,701
Sales and marketing	6,630	5,047	19,468	11,289
General and administrative	14,322	13,927	41,395	35,438
Depreciation and amortization	4,890	2,749	13,150	6,869
Total operating costs and expenses	65,535	48,330	186,315	119,242
Loss from operations	(53,135)	(42,194)	(154,952)	(103,306)
Gain (loss) on change in fair value of warrant liabilities	(3,868)	(7,640)	11,398	(26,787)
Interest income, net	4,508	5,007	14,108	14,115
Other income (expense), net	15	55	(164)	150
Loss before income tax expense	(52,480)	(44,772)	(129,610)	(115,828)
Income tax benefit (expense)	(16)	(39)	(39)	(39)
Net loss	$(52,496)	$(44,811)	$(129,649)	$(115,867)
Net loss per share attributable to common stockholders— basic and diluted	$(0.24)	$(0.22)	$(0.61)	$(0.57)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	214,305,053	203,390,383	211,378,045	201,656,916

IonQ, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$30,172	$35,665
Short-term investments	335,538	319,776
Accounts receivable	4,137	11,467
Prepaid expenses and other current assets	25,553	23,081
Total current assets	395,400	389,989
Long-term investments	17,131	100,489
Property and equipment, net	49,454	37,515
Operating lease right-of-use assets	10,029	4,613
Intangible assets, net	17,487	15,077
Goodwill	727	742
Other noncurrent assets	7,683	5,155
Total Assets	$497,911	$553,580
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,854	$5,599
Accrued expenses	15,657	18,376
Current portion of operating lease liabilities	3,089	710
Unearned revenue	8,332	12,087
Current portion of stock option early exercise liabilities	392	392
Total current liabilities	32,324	37,164
Operating lease liabilities, net of current portion	15,214	7,395
Unearned revenue, net of current portion	60	447
Stock option early exercise liabilities, net of current portion	154	448
Warrant liabilities	11,607	23,004
Other noncurrent liabilities	2,869	128
Total liabilities	$62,228	$68,586
Stockholders’ Equity:
Common stock	$22	$20
Additional paid-in capital	917,048	839,014
Accumulated deficit	(481,722)	(352,073)
Accumulated other comprehensive income (loss)	335	(1,967)
Total stockholders’ equity	435,683	484,994
Total Liabilities and Stockholders’ Equity	$497,911	$553,580

IonQ, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(129,649)	$(115,867)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,150	6,869
Non-cash research and development arrangements	390	390
Stock-based compensation	67,607	38,549
(Gain) loss on change in fair value of warrant liabilities	(11,398)	26,787
Amortization of premiums and accretion of discounts on available-for-sale securities	(7,086)	(7,287)
Other, net	3,901	1,036
Changes in operating assets and liabilities:
Accounts receivable	7,341	946
Prepaid expenses and other current assets	(9,899)	(7,545)
Accounts payable	(463)	975
Accrued expenses	612	8,066
Unearned revenue	(4,232)	(4,944)
Other assets and liabilities	3,471	(156)
Net cash provided by (used in) operating activities	$(66,255)	$(52,181)
Cash flows from investing activities:
Purchases of property and equipment	(14,399)	(6,544)
Capitalized software development costs	(3,064)	(3,134)
Intangible asset acquisition costs	(1,201)	(1,057)
Purchases of available-for-sale securities	(241,162)	(230,350)
Maturities of available-for-sale securities	318,192	285,665
Net cash provided by (used in) investing activities	$58,366	$44,580
Cash flows from financing activities:
Proceeds from stock options exercised	2,270	775
Other financing, net	144	9
Net cash provided by (used in) financing activities	$2,414	$784
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	4	3
Net change in cash, cash equivalents and restricted cash	(5,471)	(6,814)
Cash, cash equivalents and restricted cash at the beginning of the period	38,081	46,367
Cash, cash equivalents and restricted cash at the end of the period	$32,610	$39,553

IonQ, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(52,496)	$(44,811)	$(129,649)	$(115,867)
Interest income, net	(4,508)	(5,007)	(14,108)	(14,115)
Interest expense	—	—	—	—
Income tax (benefit) expense	16	39	39	39
Depreciation and amortization	4,890	2,749	13,150	6,869
Stock-based compensation	24,567	16,977	67,607	38,549
(Gain) loss on change in fair value of warrant liabilities	3,868	7,640	(11,398)	26,787
Adjusted EBITDA	$(23,663)	$(22,413)	$(74,359)	$(57,738)

IonQ Media Contact:

Tyler Ogoshi

press@ionq.com

IonQ Investor Contact:

investors@ionq.com